SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K / A

AMENDMENT NO. 1
TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2003 (November 1, 2002)

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K dated November 13, 2002 filed by DSP Group, Inc., a Delaware corporation (“DSP Group” or the “Company”) to include required pro forma financial information of the Company.

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On November 1, 2002, DSP Group completed the spin-off (the “Spin-off”) of its DSP Cores licensing division to Ceva, Inc. (“Ceva”), and the immediately subsequent combination (the “Combination”) of Ceva with Parthus Technologies plc (“Parthus”) in a scheme of arrangement, which, as previously announced by the parties, was approved by the High Court of Ireland on October 21, 2002.

The transactions, including the Spin-off and Combination, were governed by a Combination Agreement, dated as of April 4, 2002, and amended as of August 29, 2002, by and among the Company, Parthus and Ceva (the “Combination Agreement”), which are filed as Exhibits 10.1 and 10.2. The Spin-off was completed by means of a Separation Agreement by and among the Company, Ceva and Parthus, filed as Exhibit 10.3; a Technology Transfer Agreement between the Company and Ceva, filed as Exhibit 10.4; a Technology Transfer Agreement between DSP Group, Ltd. (a wholly-owned subsidiary of the Company) and Corage Ltd. (a wholly-owned subsidiary of Ceva), filed as Exhibit 10.5; a Tax Indemnification and Allocation Agreement between the Company and Ceva, filed as Exhibit 10.6; and a Transition Services Agreement between DSP Group, Ltd. and Corage, Ltd., filed as Exhibit 10.7, each dated as of November 1, 2002, and each of which is described in Ceva’s Form S-1 Registration Statement (333-97353), as amended (the “S-1”).

Under the terms of the Spin-off, the Company contributed its DSP Cores licensing division to Ceva in exchange for Ceva stock and distributed all of the Ceva stock it held to the Company’s stockholders of record as of 5:00 p.m. EST on October 31, 2002. Ceva then immediately acquired Parthus and issued stock to the former Parthus shareholders pursuant to the scheme of arrangement, and Ceva changed its name to ParthusCeva, Inc. (“ParthusCeva” (Nasdaq: PCVA, London: PCV)). Pursuant to the terms agreed to by the parties, as part of the assets contributed to Ceva, DSP Group also contributed a sum of $40 million plus cash equal to the amount by which the transaction costs of the Spin-off and Combination exceeded $2 million, and Parthus also made a $60 million capital repayment to its shareholders immediately prior to the Combination. The Company received private letter rulings from the IRS to the effect that, among other things, the Spin-off was tax-free under Section 355 of the Internal Revenue Code of 1986 for federal income tax purposes, except with respect to cash received in lieu of fractional shares. A full description of the Spin-off and Combination is contained in the S-1.

At the effective time of the Spin-off, each stockholder of record of the Company on October 31, 2002 received one share of ParthusCeva’s common stock for every three shares of the Company’s common stock held by them on that date. Fractional shares were not issued. Instead, fractional interests were aggregated and sold on the market on the first day after the closing of the transactions, and cash in lieu of fractional shares was distributed ratably to the Company’s stockholders who would otherwise have received a fraction of a ParthusCeva share. The distribution was made to the Company’s stockholders without payment of any consideration or the exchange of any shares by the Company’s stockholders. At the effective time of the Combination, each shareholder of Parthus received 0.015141 shares of ParthusCeva’s common stock for each ordinary share of Parthus held by them (0.15141 shares per Parthus ADS) on October 31, 2002, the record date for the Combination, and cash in lieu of fractional shares, in exchange for their Parthus stock, which was cancelled as part of the scheme of arrangement.

As a result of the Spin-off and Combination the Company distributed 9,041,851 shares of ParthusCeva common stock to its stockholders (50.1% of ParthusCeva after the transactions) and ParthusCeva issued 8,998,887 shares of its common stock to the former Parthus shareholders (49.9% of ParthusCeva after the transactions) and assumed options to purchase approximately 1,644,435 shares of ParthusCeva stock (based on Parthus options outstanding as of June 30, 2002). The relative ratio of shares distributed to the Company’s stockholders and issued to the former Parthus shareholders, as well as the other material terms of the transactions, were determined pursuant to arms-length negotiations between the parties. Based on the last reported trade price of the ParthusCeva common stock on the Nasdaq National Market on November 1, 2002 ($5.27), the value of the shares of common stock distributed to the

Company’s stockholders was approximately $47,651,000. Options to purchase DSP Group’s common stock outstanding under DSP Group’s stock option plans were also adjusted as of the closing date to reflect the distribution of assets to ParthusCeva.

The Company is not aware of any material relationship between ParthusCeva and the Company or its affiliates, any director or officer of the Company or any associate of any such director or officer that existed at the date of the Spin-off, except as disclosed in the S-1.

On October 31, 2002, the Company issued a press release announcing further details regarding the impending closing of the Spin-off and Combination. The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

On November 1, 2002, the Company, Parthus and ParthusCeva issued a joint press release announcing, among other things, that the Spin-off and Combination had closed. The joint press release is filed as Exhibit 99.2 and is incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(b)  Pro-Forma Financial Information

The unaudited pro forma consolidated financial statements reported below consist of an unaudited pro forma consolidated balance sheet as of September 30, 2002 and unaudited pro forma consolidated statements of income for the nine months ended September 30, 2002 and for the year ended December 31, 2001. The unaudited pro forma consolidated financial statements should be read in conjunction with DSP Group’s historical consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2002. The following unaudited pro forma consolidated financial statements have been prepared giving effect to the Spin-off as if it had occurred as of September 30, 2002 for the unaudited pro forma consolidated balance sheet and as of January 1 of each year for the unaudited pro forma consolidated statements of income.

The unaudited pro forma consolidated financial statements included in this Form 8-K have been derived from DSP Group’s consolidated financial statements and do not purport to represent what DSP Group’s financial condition and results of operations actually would have been had the Spin-off and related transactions and events occurred on the dates indicated or to project DSP Group’s financial performance for any future period.

DSP GROUP INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002

(in thousands, except share data)

	Historical	Adjustments		Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$21,361			$21,361
Cash designated for combination	40,759	(40,759	) A	—
Marketable securities and short term bank deposits	46,903			46,903
Trade receivables, net	7,558			7,558
Deferred income taxes	2,098			2,098
Other accounts receivable and prepaid expenses	1,149			1,149
Inventories	9,347			9,347
Assets of discontinued operation	15,322	(15,322	) B	—
Total current assets:	144,497			88,416
Property and equipment, at cost	19,301			19,301
Less accumulated depreciation and amortization	(14,729)			(14,729)
Property and equipment, net	4,572			4,572
Long term assets:
Long term marketable securities	158,026			158,026
Other investments	8,627			8,627
Other assets, net	6,114			6,114
Severance pay fund	1,302			1,302
Total long term assets	174,069			174,069
Total assets	$323,138	(56,081)		$267,057
Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$7,225			$7,225
Other current liabilities	19,308			19,308
Liabilities of discontinued operation	5,454	(5,454	) B	—
Total current liabilities	31,987			26,533
Long term liabilities
Accrued severance pay	1,365			1,365
Deferred income taxes	1,200			1,200
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares—5,000,000; Issued and outstanding shares—none	—			—
Common stock, $0.001 par value; Authorized shares—50,000,000; Issued and outstanding shares—27,120,700	27			27
Additional paid-in capital	155,969			155,969
Treasury stock	(2,744)			(2,744)
Accumulated other comprehensive income (loss)	(2,057)			(2,057)
Retained earnings	137,391	(50,627	) A,B	86,764
Total stockholders’ equity	288,586	(50,627)		237,959
Total liabilities and stockholders’ equity	$323,138	(56,081)		$267,057

See accompanying notes to unaudited pro forma consolidated financial statements.

DSP GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2002

(in thousands, except per share amounts)

	Historical	Adjustments		Proforma
Revenues:
Product revenues and other	$97,029			$97,029
Cost of revenues:
Cost of product revenues and other	58,199			58,199
Gross profit	38,830			38,830
Operating expenses:
Research and development	15,124			15,124
Sales and marketing	7,978			7,978
General and administrative	3,524			3,524
Aborted spin-off expenses and other	865			865
Total operating expenses	27,491			27,491
Operating income	11,339			11,339
Other income :
Interest and other income, net	7,566			7,566
Income after financial and other	18,905			18,905
Impairment of available-for-sale marketable securities	9,815			9,815
Income before provision for income tax	9,090			9,090
Provision for income taxes	44			44
Net income from continued operations	9,046			9,046
Net income from discontinued operations	2,492	(2,492	) C	—
Net income	$11,538			$9,046

Net earnings per share (combined):
Basic	$0.43	(0.09	) C	$0.34
Diluted	$0.41	(0.09	) C	$0.32
Weighted average number of shares of Common Stock used in computing of:
Basic	27,030			27,030
Diluted	27,848			27,848

See accompanying notes to unaudited pro forma consolidated financial statements.

DSP GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2001

(in thousands, except per share amounts)

	Historical	Adjustments		Proforma
Revenues	$114,674	$(25,244	) C	$89,430
Cost of revenues	54,373	(1,251	) C	53,122

Gross profit	60,301	(23,993	) C	36,308
Operating expenses:
Research and development, net	26,161	(5,095	) C	21,066
Sales and marketing	12,079	(2,911	) C	9,168
General and administrative	7,746	(2,839	) C	4,907
Total operating expenses	45,986	(10,845	) C	35,141

Operating income	14,315	(13,148	) C	1,167
Other income :
Interest and other income, net	12,984	(462	) C	12,522
Equity in earnings of affiliates	105			105
Minority interest in losses of subsidiary	173			173

Income before provision for income tax	27,577	(13,610	) C	13,967
Provision for income taxes	5,661	(3,255	) C	2,406
Net income	$21,916	$(10,355	) C	$11,561

Net earnings per share (combined):
Basic	$0.82	(0.39	) C	$0.43
Diluted	$0.79	(0.37	) C	$0.42
Weighted average number of shares of Common Stock used in computing of:
Basic	26,641			26,641
Diluted	27,606			27,606

See accompanying notes to unaudited pro forma consolidated financial statements.

DSP GROUP, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(A)	Reflects contribution of a sum of $40 million plus cash equal to the amount by which the transaction costs of the Spin-off and Combination exceeded $2 million.
(B)	Reflects the distribution of DSP Group’s licensing business to its stockholders.
(C)	Reflects the elimination of the licensing business results of operations.

(c)  Exhibits

Exhibit No.	Description

10.1
Combination Agreement, by and among DSP Group, Inc., Parthus Technologies plc and Ceva, Inc., dated as of April 4, 2002 (incorporated by reference to Exhibit 2.1 to Ceva, Inc.’s registration statement on Form 10 (File No. 000-49842), filed with the Commission on June 3, 2002).

10.2
Amendment No. 1 to Combination Agreement, by and among DSP Group, Inc., Parthus Technologies plc and Ceva, Inc., dated as of August 29, 2002 (incorporated by reference to Exhibit 2.2 to Ceva, Inc.’s registration statement on Form S-1 (File No. 333-97353), filed with the Commission on July 30, 2002).

10.3**	Separation Agreement by and among DSP Group, Inc., DSP Group, Ltd., Ceva, Inc., DSP Ceva, Inc. and Corage, Ltd., dated as of November 1, 2002.
10.4**	Technology Transfer Agreement between DSP Group, Inc. and Ceva, Inc., dated as of November 1, 2002.
10.5**	Technology Transfer Agreement between DSP Group, Ltd. and Corage Ltd., dated as of November 1, 2002.
10.6**	Tax Indemnification and Allocation Agreement between DSP Group, Inc. and Ceva, Inc., dated as of November 1, 2002.
10.7**	Transition Services Agreement between DSP Group, Ltd. and Corage, Ltd., dated as of November 1, 2002.
99.1**	Press Release of DSP Group, Inc., dated October 31, 2002.
99.2**	Joint Press Release of DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc, dated as of November 1, 2002.

**Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: January 13, 2003	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance, Chief Financial Officer and Secretary